Reg. Section 230.424(b)(3)
                                       Registration No. 333-91149


  SUPPLEMENT TO PROSPECTUS, DATED DECEMBER 6, 1999, INCLUDED IN
  BINDLEY WESTERN INDUSTRIES, INC.'S  REGISTRATION STATEMENT ON
              FORM S-3 (REGISTRATION NO. 333-91149)

     The "Selling Stockholder" section of the Prospectus dated December 6, 1999, included in Bindley Western Industries, Inc.'s Registration Statement on Form S-3 (Registration No. 333-91149), is hereby supplemented to reflect the distribution of 445,080 shares of our common stock received by Private Investment Consortium, Ltd. ("PIC") in connection with the acquisition by us of Central Pharmacy Services, Inc., a Georgia corporation, to its partners (the "PIC Partners"). The following table sets forth the number of shares of our common stock distributed to each of the PIC Partners. The PIC Partners may offer and sell such shares from time to time in accordance with the methods described in the "Plan of Distribution" section of the Prospectus. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the Prospectus.


                                           Number of Shares of
                                            Common Stock Owned
                                            Beneficially as of
                                             the Date of this
Name of PIC Partner                              Supplement
____________________                       ___________________


Mr. Dunbar Abston, Jr.                                3,560
Mr. Stewart G. Austin                                 2,136
Mr. Spence Wilson                                     4,272
Boyle Investment Co.                                  2,848
E.L. Boyle Trust #1 (1924),
     Boyle Trust & Investment Co., Trustee            2,848
Mr. George W. Bryan                                   2,136
Mr. William H. Bryce, Jr.                             2,136
Charles R. Burnett, Jr. Revocable Living Trust        2,136
Bland W. Cannon, M.D.                                 3,651
Mr. William E. Cayee                                  2,136
Co-Co Properties                                      2,848
Colonial Life & Accident                              7,120
First American National Bank                          3,560
Mr. Thomas G. Cousins                                 7,120
Mr. Frank R. Day                                      3,560
Degar & Co.                                           6,408
Mr. Lewis R. Donelson                                 3,651
Dunavant Enterprises, Inc.                            5,696
Dean Witter Reynolds, Inc.,
     Custodian for Janie S. Bouldin IRA,
     Janie S. Bouldin, Trustee                        2,136
Mr. Bruce C. Edenton                                  2,136
Ms. Catherine D. Eleazar                              2,848
Erb-Halperin Company                                  2,136
Federal Express Corp.                                 7,120
First Tennessee National Corp.                        7,120
Mr. Frank L. Flautt                                   4,272
Mr. Donald E. Frazier                                   712
Mr. Arthur Fulmar                                     2,136
Jennifer C. Fuqua Trust,
     Mr. J.B. Fuqua, Trustee,
     dated 1/5/81                                     3,560
Lauren B. Fuqua Trust,
     Mr. J.B. Fuqua, Trustee,
     dated 1/5/81                                     3,560
Mr. Thomas M. Garrett                                 2,136
Mr. Charles C. Gerber                                 2,136
The Gill Trust, Raymond B. Gill, Trustee,
     dated 6/1/87                                     2,848
Mr. Raymond B. Gill, III                              2,848
Growco & Co.                                          3,560
Ms. Sara Howard Guerra                                  712
Mr. H. Bowen Howard, III                                712
Mr. Hal B. Howard                                       712
Ms. Judy K. Hyde                                      2,848
Margaret Rufin Hyde Trust, dated 11/6/91,
     First Tennessee Bank, NA, Trustee               14,240
Industrial Investment Corp., Ltd.                     7,120
Mr. Frank Z. Jemison, Jr.                             2,136
Mr. Frank A. Jones                                    2,136
Mrs. Grace K. Katz,
     Trustee of the Katz Trust,
     U/T/A DTD November 10, 1994                      2,136
Ms. Ann Kendall Stephens                              2,136
Mr. H. Grant Law, Jr.                                 2,136
Mr. Donald J. Lineback                                2,136
Guardsmark, Inc.                                      4,272
Thomas Cartier Lupton Trust                           7,120
Macon Motel Associates                                7,832
Mr. George Madison                                      712
Mr. James J. Madison, III                               712
Mallory Partners                                      2,136
Mr. William Jeffries Mann                             2,136
Mr. Thomas J. Mattingly                               2,136
University of Memphis Foundation                      7,120
Memphis Venture Partners                              2,848
Mr. Joe M. Montesi                                    2,136
JM&S Investments, LLC                                 4,272
Mr. Richard C. Moore, Jr.                               712
Morgan Keegan & Co., Inc.                            18,694
Mr. Allen B. Morgan, Jr.                              2,136
Naperville Associates                                14,240
National Commerce Bancorp.                            7,120
Mr. Harry J. Phillips, Sr.                           14,240
Mr. James Prentiss                                    3,560
Mr. Paul Putman                                       2,136
Mr. Wayne Pycatt                                      2,136
Rhodes College                                        7,120
Ms. Martha Robinson                                   4,272
Mr. William B. Rudner                                 2,136
Shazam Investors                                      2,848
Shelby County Retirement System Fund A               14,240
Mr. W.A. Soefker, III                                 2,136
Ms. Nancye Starnes                                    3,560
Stephens, Inc.                                        7,120
Sidney A. Stewart, Jr., Trust dtd 1/24/91,
     National Bank of Commerce, Trustee               2,136
Mr. William B. Stokely, III                           3,560
Mr. Jack Taffel                                       2,136
Mr. Richard A. Trippeer, Jr.                          2,136
Mr. Norfleet R. Turner                                2,848
Union Planters Community Foundation                  14,240
Mr. Phoebe C. Walsh                                   2,136
Mr. Delmar F. Williams                                2,136
DLW Family Limited Partnership                        2,136
Testamentary Trust Share No. 1
     u/w Alvin Wunderlich dtd 8/30/63,
     Alvin Wunderlich, Jr., Trustee                   4,272
Ms. Seta B. York                                      8,544
Mr. S. Herbert Rhea                                  17,544
Mr. Frank M. Norfleet                                18,968
Mr. James D. Witherington, Jr.                       15,424
Mr. C. Barham Ray                                    12,329
Ashley M. Mayfield                                    7,216
William F. Harrison                                   5,611
R. Wilson Orr, III                                    3,608
Capital Appreciation, Inc.                            8,016
                                                    _______
     TOTAL:                                         445,080
                                                    _______
                                                    _______


      The date of this Supplement is January 12, 2000.
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